SUB-ITEM 77Q1(e)


INVESTMENT SUB-ADVISORY AGREEMENT
SEI INSTITUTIONAL INVESTMENTS TRUST

       AGREEMENT made as of this 8th day of January
2014 between SEI Investments Management Corporation
(the Adviser) and QS Investors, LLC (the Sub-
Adviser).
       WHEREAS, SEI Institutional Investments Trust, a Massachusetts business trust (the Trust), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the 1940 Act); and

       WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated June 14, 1986, as amended, (the Advisory Agreement) with the Trust, pursuant to which the Adviser acts as investment adviser to each series of the Trust set forth on Schedule A attached hereto (each a Fund, and collectively, the Funds), as such Schedule may be amended by mutual agreement of the parties hereto;
and

       WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of a Fund, and the Sub-Adviser is willing to render such investment advisory services.

       NOW, THEREFORE, the parties hereto agree as follows:

1.	Duties of the Sub-Adviser.  Subject to
supervision by the Adviser and the Trusts
Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of each Fund entrusted to it hereunder (the
Assets), including the purchase, retention and disposition of the Assets, in accordance with the Funds investment objectives, policies and restrictions as stated in each Funds prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time
(referred to collectively as the Prospectus), the Trusts Declaration of Trust (as defined herein), as amended from time to time, the Trusts amended and restated by-laws, as amended from time to time, any other investment guidelines on instructions received by the Sub-Adviser in writing from the Adviser from time to time and subject to the following:

(a)	Any amendments to the foregoing
documents will not be deemed effective
with respect to the Sub-Adviser until
the Sub-Advisers receipt.

(b)	The Sub-Adviser shall, in consultation
with and subject to the direction of the Adviser, determine from time to time what Assets will be purchased, retained or sold by a Fund, and what portion of the Assets will be invested or held uninvested in cash.

(c)	In the performance of its duties and
obligations under this Agreement, the
Sub-Adviser shall act in conformity with the Trusts Declaration of Trust (as defined herein), Prospectus, Compliance
Policies and Procedures and with the
written instructions and directions of
the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940
Act, Subchapter M of the Internal
Revenue Code of 1986 (the Code), and all other applicable federal and state laws and regulations, as each is amended from time to time.

(d)  	The Sub-Adviser shall determine the
Assets to be purchased or sold by a Fund as provided in subparagraph (b) and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in a Funds compliance policy and procedures or as the Board of Trustees or the Adviser may direct in writing from time to time, in conformity with all federal securities laws. In executing Fund transactions and selecting brokers or dealers, the Sub-
Adviser will use its best efforts to
seek on behalf of each Fund the best
overall terms available.  In assessing
the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the
Exchange Act)).  Consistent with any
guidelines established by the Board of
Trustees of the Trust and Section 28(e)
of the Exchange Act, the Sub-Adviser is
authorized to pay to a broker or dealer
who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-
Adviser to its discretionary clients,
including a Fund.  In addition, the Sub-
Adviser is authorized to allocate
purchase and sale orders for securities
to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trusts principal underwriter) if the Sub-
Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will a Funds Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trusts principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-
Adviser or the principal underwriter,
acting as principal in the transaction,
except to the extent permitted by the
Securities and Exchange Commission
(SEC), the Investment Advisers Act of
1940, as amended (the (Advisers Act),
and the 1940 Act.

(e)	The Sub-Adviser shall maintain all books
and records with respect to transactions involving the Assets required by subparagraphs (b)(5), (6), (7), (9),
(10) and (11) and paragraph (f) of Rule
31a-1 under the 1940 Act.  The Sub-
Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Advisers services under this
Agreement needed by the Adviser to keep
the other books and records of a Fund
required by Rule 31a-1 under the 1940
Act.  The Sub-Adviser agrees that all
records that it maintains on behalf of a Fund are property of the Fund and the Sub-Adviser will surrender promptly to a Fund any of such records upon the Funds request; provided, however, that the
Sub-Adviser may retain a copy of such
records.  In addition, for the duration
of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

(f)	The Sub-Adviser shall provide a Funds
custodian on each business day with
information relating to all transactions concerning a Funds Assets and shall provide the Adviser with such information upon request of the Adviser.

(g)  	To the extent called for by the Trusts
Compliance Policies and Procedures, or as
	reasonably requested by a Fund, the Sub-
Adviser shall provide the Fund with
information and advice regarding Assets
to assist the Fund in determining the
appropriate valuation of such Assets.

(h)	The investment management services
provided by the Sub-Adviser under this
Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Trust.

(i)	The Sub-Adviser shall promptly notify
the Adviser of any financial condition
that is reasonably likely to impair the
Sub-Advisers ability to fulfill its
commitment under this Agreement.

(j)	(i)	Except under the circumstances set
forth in subsection (ii), the Sub-
Adviser shall not be responsible
for reviewing proxy solicitation
materials or voting and handling
proxies in relation to the
securities held as Assets in a
Fund.  If the Sub-Adviser receives
a misdirected proxy, it shall
promptly forward such misdirected
proxy to the Adviser.

(ii)	The Sub-Adviser hereby agrees that
upon 60 days written notice from
the Adviser, the Sub-Adviser shall
assume responsibility for
reviewing proxy solicitation
materials and voting proxies in
relation to the securities held as
Assets in a Fund.  As of the time
the Sub-Adviser shall assume such
responsibilities with respect to
proxies under this sub-section
(ii), the Adviser shall instruct
the custodian and other parties
providing services to a Fund to
promptly forward misdirected
proxies to the Sub-Adviser.

(k)	In performance of its duties and
obligations under this Agreement, the
Sub-Adviser shall not consult with any
other sub-adviser to a Fund or a sub-
adviser to a portfolio that is under
common control with a Fund concerning
the Assets, except as permitted by the
policies and procedures of a Fund.  The
Sub-Adviser shall not provide investment advice to any assets of a Fund other than the Assets.

(l)	On occasions when the Sub-Adviser deems
the purchase or sale of a security to be in the best interest of a Fund as well as other clients of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased. In such event, the Sub-Adviser will allocate securities so purchased or sold, as well as the expenses incurred in the transaction, in a manner the Sub-Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to a Fund and to such other clients under the circumstances.

(m)	The Sub-Adviser shall provide to the
Adviser or the Board of Trustees such
periodic and special reports, balance
sheets or financial information, and
such other information with regard to
its affairs as the Adviser or Board of
Trustees may reasonably request.  The
Sub-Adviser shall also furnish to the
Adviser any other information relating
to the Assets that is required to be
filed by the Adviser or the Trust with
the SEC or sent to shareholders under
the 1940 Act (including the rules
adopted thereunder) or any exemptive or
other relief that the Adviser or the
Trust obtains from the SEC.

       (n) 	With respect to the Assets of a Fund,
the Sub-Adviser shall file any required
reports with the SEC pursuant to Section 13(f) and
Section 13(g) of the Securities	Exchange Act of 1934,
as amended and the rules and regulations thereunder.
	To the extent permitted by law, the services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Advisers partners, officers, employees or control affiliates; provided, however, that the use of such mediums does not relieve the Sub-Adviser from any obligation or duty under this Agreement.

2.	Duties of the Adviser.  The Adviser shall
continue to have responsibility for all
services to be provided to each Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Advisers performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trusts
Declaration of Trust (as defined herein), Prospectus, Compliance Policies and
Procedures, the written instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3.	Delivery of Documents.  The Adviser has
furnished the Sub-Adviser with copies of each of the following documents:

(a)	The Trusts Agreement and Declaration of
Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts (such
Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the Declaration of Trust);

(b)	By-Laws of the Trust (such By-Laws, as
in effect on the date of this Agreement and as amended from time to time, are herein called the By-Laws); and

(c)	Prospectus of each Fund.

4.	Compensation to the Sub-Adviser.  For the
services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule B which is attached hereto and made part of this Agreement.
[SENTENCES REDACTED].

5.	Indemnification.  The Sub-Adviser shall
indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys fees and other related expenses) howsoever arising from or in connection with the performance of the Sub-Advisers obligations under this Agreement; provided, however, that the Sub-Advisers obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Advisers own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

	The Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages
(including reasonable attorneys fees and other related expenses) howsoever arising from or in connection with the performance of the Advisers obligations under this Agreement;
provided, however, that the Advisers
obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Advisers own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

6.	Duration and Termination.  This Agreement
shall become effective upon approval by the Trusts Board of Trustees and its execution by the parties hereto. Pursuant to the exemptive relief obtained in the SEC Order dated April
29, 1996, Investment Company Act Release No.
21921, approval of the Agreement by a majority of the outstanding voting securities of a Fund is not required, and the Sub-Adviser acknowledges that it and any other sub-adviser so selected and approved shall be without the protection (if any) accorded by shareholder approval of an investment advisers receipt of compensation under Section 36(b) of the 1940
Act.

This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to a Fund (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days nor less than 30 days written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days written notice to the Adviser.
This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement with the Trust. As used in this Paragraph 6, the terms assignment and vote of a majority of the outstanding voting securities shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

7.	Compliance Program of the Sub-Adviser.  The
Sub-Adviser hereby represents and warrants that:

(a) 	in accordance with Rule 206(4)-7 under
Advisers Act, the Sub-Adviser has
adopted and implemented and will
maintain written policies and procedures reasonably designed to prevent violation by the Sub-Adviser and its supervised persons (as such term is defined in the Advisers Act) of the Advisers Act and the rules the SEC has adopted under the Advisers Act; and

(b)	to the extent that the Sub-Advisers
activities or services could affect a
Fund, the Sub-Adviser has adopted and
implemented and will maintain written
policies and procedures that are
reasonably designed to prevent violation of the federal securities laws (as such term is defined in Rule 38a-1 under the 1940 Act) by the Funds and the Sub-
Adviser (the policies and procedures
referred to in this Paragraph 7(b),
along with the policies and procedures
referred to in Paragraph 7(a), are
referred to herein as the Sub-Advisers
Compliance Program).

8.	Reporting of Compliance Matters.

(a)	The Sub-Adviser shall promptly provide
to the Trusts Chief Compliance Officer
(CCO) the following documents:

(i) 	copies of all SEC examination
correspondences, including
correspondences regarding books
and records examinations and sweep
examinations, issued during the
term of this Agreement, in which
the SEC identified any concerns,
issues or matters (such
correspondences are commonly
referred to as deficiency letters)
relating to any aspect of the Sub-
Advisers investment advisory
business and the Sub-Advisers
responses thereto;

(ii)	a report of any material
violations of the Sub-Advisers
Compliance Program or any material
compliance matters (as such term
is defined in Rule 38a-1 under the
1940 Act) that have occurred with
respect to the Sub-Advisers
Compliance Program;

(iii)	a report of any material changes
to the policies and procedures
that compose the Sub-Advisers
Compliance Program;

(iv)	a copy of the Sub-Advisers chief
compliance officers report (or
similar document(s) which serve
the same purpose) regarding his or
her annual review of the Sub-
Advisers Compliance Program, as
required by Rule 206(4)-7 under
the Advisers Act; and

(v)	an annual (or more frequently as
the Trusts CCO may reasonably
request) representation regarding
the Sub-Advisers compliance with
Paragraphs 7 and 8 of this
Agreement.

(b)	The Sub-Adviser shall also provide the
Trusts CCO with:

	(i)	reasonable access to the testing,
analyses, reports and other
documentation, or summaries
thereof, that the Sub-Advisers
chief compliance officer relies
upon to monitor the effectiveness
of the implementation of the Sub-
Advisers Compliance Program; and

	(ii) 	reasonable access, during normal
business hours, to the Sub-
Advisers facilities for the
purpose of conducting pre-arranged
on-site compliance related due
diligence meetings with personnel
of the Sub-Adviser.

9.	Governing Law.  This Agreement shall be
governed by the internal laws of the
Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940
Act.

10.	Severability.  Should any part of this
Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

11.	Notice.  Any notice, advice or report to be
given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:


To the Adviser at:
SEI Investments Management
Corporation
One Freedom Valley Drive
Oaks, PA 19456
Attention:  Legal Department

To the Trusts CCO at:
SEI Investments Management
Corporation
One Freedom Valley Drive
Oaks, PA 19456
Attention:  Russ Emery

To the Sub-Adviser at:
QS Investors, LLC
880 Third Avenue, 7th floor
New York, New York 10022
Attention:  Daniel Holman, COO
12.	Noncompete Provisions.

	(a)	The Sub-Adviser hereby agrees that, the
Sub-Adviser will:

(i)	waive enforcement of any
noncompete agreement or other
agreement or arrangement to which
it is currently a party that
restricts, limits, or otherwise
interferes with the ability of the
Adviser to employ or engage any
person or entity to provide
investment advisory or other
services and will transmit to any
person or entity notice of such
waiver as may be required to give
effect to this provision; and

(ii)	not become a party to any
noncompete agreement or other
agreement or arrangement that
restricts, limits or otherwise
interferes with the ability of the
Adviser to employ or engage any
person or entity to provide
investment advisory or other
services.

(b)	Notwithstanding any termination of this
Agreement, the Sub-Advisers obligations
under this Paragraph 12 shall survive.

13.	Amendment of Agreement.  This Agreement may be
amended only by written agreement of the Adviser and the Sub-Adviser and only in accordance with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

14.	Entire Agreement.  This Agreement embodies the
entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreements subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

	In the event the terms of this Agreement are applicable to more than one portfolio of the Trust (for purposes of this Paragraph 14, each a Fund), the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Paragraph 6 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.

15.	Miscellaneous.

(a)	A copy of the Declaration of Trust is on file
with the Secretary of State of the
Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of a Fund or the Trust.

(b)	Where the effect of a requirement of the 1940
Act or Advisers Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.


SEI Investments Management Corporation
QS Investors, LLC


By:

/s/ James Smigiel

By:

/s/ Daniel Holman, CFA
Name:

James Smigiel

Name:

Daniel Holman, CFA

Title:

Vice President

Title:

Chief Operating Officer




Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
QS Investors, LLC

As of January 8, 2014


SEI INSTITUTIONALINVESTMENTS TRUST

Multi-Asset Real Return Fund


Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
QS Investors, LLC

As of January 8, 2014

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

       SEI Institutional Investments Trust


		[REDACTED]






Agreed and Accepted:


SEI Investments Management Corporation
QS Investors, LLC


By:

/s/ James Smigiel

By:

/s/ Daniel Holman, CFA
Name:

James Smigiel

Name:

Daniel Holman, CFA

Title:

Vice President

Title:

Chief Operating Officer




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